United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2015

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, Steven P. Smith, formerly Senior Vice President for Europe, Middle East, Africa and Asia Pacific for Manhattan Associates, Inc. (the “Company”), resigned from all positions with the Company and its subsidiaries.  In connection with his resignation, Mr. Smith entered into a Settlement Agreement (the “Settlement Agreement”) with the Company’s subsidiary, Manhattan Associates Limited.  Among other things, the Settlement Agreement provides that Mr. Smith will receive twelve monthly payments of €36,440, less income tax deductions and National Insurance contributions.

Mr. Smith will remain subject to certain restrictive covenants and obligations under his employment agreement with the Company dated July 16, 2013, including non-solicitation and non-competition covenants and standard confidentiality obligations.  The Settlement Agreement also contains a general release of the Company.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1  Settlement Agreement by and between the Registrant and Steven P. Smith, effective as of June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer
and Treasurer

Dated:  June 12, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement by and between the Registrant and Steven P. Smith, effective as of June 8, 2015